UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2007 (February 19, 2007)

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Sam Houston Parkway South, Suite 1700, Houston, Texas 77042
(Address of principal executive offices)

(713) 267-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Severance Benefits Agreement. On February 21, 2007 Bristow Group Inc. (the “Company”) entered into Severance Benefit Agreements with certain employees of the Company including the following executive officers: Joseph A. Baj, Vice President and Treasurer, Elizabeth D. Brumley Vice President and Chief Accounting Officer and William H. Hopkins, Senior Vice President, Human Resources, Quality and Safety. The Agreements are effective as of February 21, 2007 and have an indefinite term. Under the Agreements, if the employment of the employee is terminated by the Company other than for Cause, death or Disability or by the employee for “Good Reason” (as those terms are defined in the Agreements), the employee will be entitled to a lump sum cash payment of one year of annual base salary plus the employee’s target bonus or, in the event such termination takes place after a Change in Control (as defined in the Agreements), two times the employee’s annual base salary plus highest annual bonus, along with other benefits. The Agreements also provide for accelerated vesting of equity awards in the event of such a termination of employment and upon a Change of Control and contains confidentiality, non-competition, employee non-solicitation and other provisions.

The foregoing description is qualified in its entirety by the form of Severance Benefit Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Director Consulting Agreement. On February 19, 2007 but with effect from May 1, 2006 Bristow Helicopter Group Limited (“BHGL”), an affiliate of the Company, entered into a Consultancy Agreement with Mr. Peter N. Buckley pursuant to which Mr. Buckley serves as Chairman and Director of Bristow Staff Pension Scheme Trustees Limited, the Trustee of the UK Pension Scheme for certain employees of BHGL. Under the Agreement, BHGL will pay to Mr. Buckley, a fee of One Thousand Three Hundred and Fifty Pounds Sterling (GB£1,350) for each meeting of the Board of Directors of Bristow Staff Pension Scheme Trustees Limited that he attends. Mr. Buckley is a director and executive officer of Caledonia Industrial & Services Limited (“CIS”), which beneficially owns approximately 5.6% of the Company’s outstanding shares of common stock. Mr. Buckley was designated by CIS and elected to our Board of Directors in February 1997 pursuant to a Master Agreement dated December 12, 1996 among the Company, CIS and certain other persons, which is described in the Company’s proxy statement for its 2006 annual meeting of shareholders.

The foregoing description is qualified in its entirety by the form of Consultancy Agreement attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number              Description of Exhibit

10.1                 Bristow Group Inc. Form of Severance Benefit Agreement

10.2                 Consultancy Agreement with Peter N. Buckley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: February 22, 2007	By:	/s/ Randall A. Stafford
Randall A. Stafford Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number              Description of Exhibit

10.1                 Bristow Group Inc. Form of Severance Benefit Agreement

10.2                 Consultancy Agreement with Peter N. Buckley